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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                              February 15, 2008


                           PRESIDENT CASINOS, INC.
              (Exact Name of Registrant as Specified in Charter)


        DELAWARE                   0-20840                  51-0341200
(State of Incorporation)     (Commission File No.)        (IRS Employer
                                                        Identification No.)


   P.O. Box 220645, St. Louis, Missouri                        63122-0645
 (Address of principal executive officer)                      (Zip Code)


Registrant's telephone number including area code:  (314) 622-3018


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.     Entry into a Material Definitive Agreement.

             On February 15, 2008, President Casinos, Inc. ("PCI") entered into a letter agreement with Kirkland & Ellis, LLP ("K&E") pursuant to which PCI would retain and employ K&E as lead counsel to PCI with respect to PCI's litigation with Columbia Sussex Corporation and Wimar Tahoe Corporation (the "Defendants") currently pending in the United States Bankruptcy Court for the Eastern District of Missouri designated as Adversary Proceeding 06-04036, and related appeals (the "Columbia Sussex Litigation"). The letter agreement is contingent upon receipt of approval of the United States Bankruptcy Court for the Eastern District of Missouri.

             Pursuant to the letter agreement, K&E has agreed that in connection with its representation of PCI in the Columbia Sussex Litigation it shall not charge fees at its normal and customary rates on an hourly basis, plus out-of-pocket expenses, and K&E's fee is fully contingent on the outcome of the Columbia Sussex Litigation. In return for K&E's agreement to invest 100% of its fees in the Columbia Sussex Litigation, K&E shall receive from any Gross Consideration (as defined below) an amount equal to 35% of any and all Gross Consideration received. Additionally, K&E shall receive 10% of any payment made to or benefit received by PCI that PCI is or would otherwise have been required to pay PCI's bondholders (or the successors thereof) pursuant to the terms of the Fourth Amended Chapter 11 Plan of Reorganization Dated October 17, 2006 for Debtor President Riverboat Casino
- Missouri, Inc. that was confirmed by the Bankruptcy Court for the Eastern District of Missouri on or about December 4, 2006 (the "PRC-MO Plan") (regardless of the fact that these amounts are excepted from Gross Consideration below.) This shall include 10% of any payments required to be made to the bondholders under the PRC-MO Plan, but which are waived, disclaimed or forgiven by the bondholders (or successors thereof) as part of a settlement agreement on this matter. Gross Consideration for purposes of calculating the contingency fee due to K&E shall mean any and all payments made to or for the benefit of PCI (or its affiliates or designees) by any person or entity for any settlement, judgment or other resolution of the Columbia Sussex Litigation, including all cash and non-cash consideration before any deductions (including any amounts recovered that are currently being held in escrow), except that Gross Consideration shall not include the injunction bond in the principal amount of $525,000 that PCI has posted in connection with the Columbia Sussex Litigation or any interest that has accrued thereon. Gross Consideration also shall not include that portion of any payment made to or benefit received by PCI that PCI is or would otherwise have been required to pay to PCI's bondholders (or the successors thereof) pursuant to the terms of the PRC-MO Plan. In addition, under the letter agreement K&E shall advance all expenses and disbursements in connection with the Columbia Sussex Litigation. For this investment, K&E will receive, from the first dollars recovered in the Columbia Sussex Litigation, 150% of the expenses advanced.

Item 9.01.  Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  See exhibit index.

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                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 21, 2008

                                 PRESIDENT CASINOS, INC.

                                 By: /s/ Ralph J. Vaclavik
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                                 Ralph J. Vaclavik, Senior Vice President
                                 and Chief Financial Officer